                                                                     EXHIBIT 2.2


                               AGREEMENT OF MERGER
                                       OF
                        STORMEDIA ACQUISITION CORPORATION
                                       AND
                          AKASHIC MEMORIES CORPORATION

        This Agreement of Merger, dated as of the 31st day of December, 1997 ("MERGER AGREEMENT"), is entered into by and between StorMedia Acquisition Corporation ("MERGER SUB"), a Delaware corporation and a wholly owned subsidiary of StorMedia Foreign Sales Corporation, a U.S. Virgin Islands corporation ("STORMEDIA"), and Akashic Memories Corporation, a California corporation ("AKASHIC" or the "SURVIVING CORPORATION").

                                    RECITALS

        A. Akashic was incorporated in the State of California on September 26, 1996 and as of December 31, 1997 had 23,335 shares of its Common Stock, $0.001 par value, outstanding ("AKASHIC COMMON") and 19,200,000 shares of its Series A Preferred Stock, $0.79828 par value outstanding ("Akashic Preferred"). The Akashic Common and the Akashic Preferred are herein collectively referred to as the "AKASHIC CAPITAL STOCK".

        B. Merger Sub was incorporated in the State of Delaware on December 31, 1997, and on the date hereof has 1,000 shares of its Common Stock, $.001 par value, outstanding, all of which are owned by StorMedia.

        C. The parent of StorMedia (which assigned its interest in such agreement to StorMedia), Akashic and certain other entities which are direct or indirect shareholders of Akashic have entered into an Agreement and Plan of Reorganization dated as of November 28, 1997 (the "REORGANIZATION AGREEMENT") providing for certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby. This Agreement of Merger and the Reorganization Agreement are intended to be construed together to effectuate their purpose.

        D. The shareholders of Akashic and Merger Sub and the Board of Directors of StorMedia deem it advisable and in their mutual best interests and in the best interests of the shareholders of Akashic and Merger Sub, respectively, that Merger Sub be merged with and into Akashic (the "MERGER").

        E. The Boards of Directors of StorMedia, Akashic and Merger Sub and the shareholders of Merger Sub and Akashic have approved the Merger.

                                   AGREEMENTS


The parties hereto hereby agree as follows:

        1. Merger Sub shall be merged with and into Akashic, and Akashic shall be the Surviving Corporation.

        2. The Merger shall become effective at 4:00 p.m. California time on December 31, 1997 (the "EFFECTIVE TIME").

        3. As of the Effective Time, each outstanding share of Common Stock, $.001 par value, of Merger Sub shall be converted into and exchanged for one (1) share of Common Stock, $.01 par value, of the Surviving Corporation.

        4. a) Upon the Effective Time of the Merger, each outstanding share of Akashic Preferred shall, by virtue of the Merger and without any action on the part of the holder thereof, no longer be outstanding and shall be canceled and retired and cease to exist, and shall automatically be converted into and exchanged for the rights to receive $0.52 per share (the "Merger Consideration"). In no event shall the aggregate consideration paid pursuant to this Section 4(a) exceed $10,000,000.

                b) Upon the Effective Time of the Merger, each outstanding share of Akashic Common shall, by virtue of the Merger and without any action on the part of the holder thereof, no longer be outstanding and shall be canceled. No cash, securities of StorMedia or other consideration shall be paid or delivered for any share of Akashic Common.

        5. As of the Effective Time, all certificates representing shares of Akashic Capital Stock, issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Akashic Capital Stock shall cease to have any rights with respect thereto except in the case of Akashic Preferred, the right to receive the appropriate portion of the Merger Consideration upon surrender of such certificate.

        6. Any shares ("DISSENTING SHARES") of any holder of Akashic Capital Stock who has demanded and perfected appraisal rights for such shares in accordance with the California Corporation Code and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights, shall not be converted into Merger Consideration but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the California Corporation Code. If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, then as of the occurrence of the event which causes the loss of such status, such shares shall be converted into Merger Consideration in accordance with Section 4 hereof.

        7. The conversion of Akashic Capital Stock as provided by this Agreement of Merger shall occur automatically at the Effective Time of the Merger without action by the holders thereof. Each holder of Akashic Capital Stock shall thereupon be entitled to receive Merger Consideration in accordance with Section 4 hereof. Promptly after the Effective Time, such shareholder shall be entitled to receive cash in the amount payable to such shareholder under this Agreement of Merger, without interest thereon, upon surrender as set forth in the Reorganization Agreement of such shareholder's certificates which immediately prior to the Effective Time represented outstanding shares of Akashic Capital Stock.

                All Merger Consideration delivered upon the surrender for exchange of shares of Akashic Capital Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Akashic Capital Stock. If, after the Effective Time of the Merger, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 7.

        8. At the Effective Time of the Merger, the separate existence of Merger Sub shall cease, and Akashic shall succeed, without other transfer, to all of the rights and properties of Merger Sub and shall be subject to all the debts and liabilities thereof in the same manner as if Akashic had itself incurred them.

        9. Upon the Merger becoming effective, the Articles of Incorporation of the Surviving Corporation shall be amended in full to read as set forth in Exhibit I attached hereto.

        10. (a) Notwithstanding the approval of this Agreement of Merger by the shareholders of Akashic and Merger Sub, this Agreement of Merger may be terminated at any time prior to the Effective Time of the Merger by mutual agreement of the Boards of Directors of StorMedia and Akashic, and the shareholders of Akashic.

                (b) Notwithstanding the approval of this Agreement of Merger by the shareholders of Akashic and Merger Sub, this Agreement of Merger shall terminate forthwith in the event that the Reorganization Agreement shall be terminated.

                (c) In the event of the termination of this Agreement of Merger as provided above, this Agreement of Merger shall forthwith become void and there shall be no liability on the part of Akashic, StorMedia or Merger Sub or their respective officers or directors.

                (d) This Agreement of Merger may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

                (e) This Agreement of Merger may be amended by the parties hereto any time before or after approval hereof by the shareholders of Akashic and Merger Sub, but, after such approval, no amendments shall be made which by law require the further approval of such shareholders without obtaining such approval. This Agreement of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first written above.


                                       STORMEDIA ACQUISITION CORPORATION


                                       /s/ WILLIAM J. ALMON
                                       -----------------------------------------
                                       William J. Almon, President


                                       /s/ JUDITH M. O'BRIEN
                                       -----------------------------------------
                                       Judith M. O'Brien, Secretary



                                       AKASHIC MEMORIES CORPORATION


                                       /s/ RON RITCHIE
                                       -----------------------------------------
                                       President


                                       /s/ RENE FELICE
                                       -----------------------------------------
                                       Secretary

                                    EXHIBIT I

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                          AKASHIC MEMORIES CORPORATION


                                        I

        The name of this corporation is Akashic Memories Corporation.

                                       II

        The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Corporation Code of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

        This corporation is authorized to issue only one class of shares of stock, designated as Common Stock; and the total number of shares which this corporation is authorized to issue is 1000, $0.01 par value.

                                       IV

        1. Limitation of Liability. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. This corporation is also authorized, to the fullest extent permissible under California law, to indemnify its agents (as defined in Section 317 of the California Corporations Code), whether by by-law, agreement or otherwise, in excess of the indemnification expressly permitted by
Section 317 and to advance defense expenses to its agents in connection with such matters as they are incurred. If, after the effective date of this Article,

California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of such defense expenses to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in this Article to "California law" shall to that extent be deemed to refer to California law as so amended.

        2. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article IV shall not adversely affect any right of indemnification or limitation of liability of an agent of this corporation relating to acts or omissions occurring prior to such appeal or modification.

                              OFFICERS' CERTIFICATE
                                       OF
                          AKASHIC MEMORIES CORPORATION


        Ron Ritchie, President, and Rene Felice, Secretary, of Akashic Memories Corporation, a corporation duly organized and existing under the laws of the State of California (the "CORPORATION"), do hereby certify:

        1. They are the duly elected, acting and qualified President and the Secretary, respectively, of the Corporation.

        2. The authorized capital stock of the Corporation consists of 36,556,583 shares of Common Stock, $.001 par value, of which there are 23,335 shares outstanding and entitled to vote on the Agreement of Merger in the form attached, and 31,756,583 shares of Preferred Stock, of which 19,200,000 shares are designated Series A Preferred Stock, $.79828 par value, 19,200,000 of which are outstanding and entitled to vote on the Agreement of Merger in the form attached, and $.001 par value, 12,556,583 shares are designated Series B Preferred Stock, none of which are outstanding and entitled to vote on the Agreement of Merger in the form attached.

        3. The Agreement of Merger in the form attached was duly approved by the shareholders of the Corporation in accordance with the Corporation Code of the State of California and has been approved by the Board of Directors.

        4. The shareholder approval was by the holders of 86.8% of the outstanding shares of Common Stock and 100% of the outstanding shares of Preferred Stock of the Corporation. The required vote was a majority of the outstanding shares of Common Stock of the Corporation and a majority of the outstanding shares of Preferred Stock of the Corporation, voting as a separate class.

        Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed in San Jose, California, on December 31, 1997.


                                    /s/ RON RITCHIE
                                    --------------------------------------------
                                    President



                                    /s/ RENE FELICE
                                    --------------------------------------------
                                    Secretary

                              OFFICERS' CERTIFICATE
                                       OF
                        STORMEDIA ACQUISITION CORPORATION


        William J. Almon, President, and, Judith M. O'Brien, Secretary, of StorMedia Acquisition Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "CORPORATION"), do hereby certify that:

        1. They are the duly elected, acting and qualified President and the Secretary, respectively, of the Corporation.

        2. There is only one authorized class of shares of the Corporation, consisting of 1,000 shares of Common Stock, $.001 par value, and the total number of issued and outstanding shares is 1,000.

        3. The Agreement of Merger in the form attached was approved by the board of directors and the shareholder of the Corporation in accordance with the Corporation Code of the State of California.

        4. The shareholder approval was by the holder of 100% of the outstanding shares of the Corporation. The required vote was a majority of the outstanding shares of Common Stock, $.001 par value, of the Corporation.

        5. No vote of the stockholders of StorMedia Foreign Sales Corporation ("StorMedia") (the sole shareholder of the Corporation and the parent of the Corporation) was required by the Corporation Code of the State of Delaware or the U.S. Virgin Islands or by the Certificate of Incorporation or Bylaws of StorMedia or the Corporation.

        The undersigned declare under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed in Santa Clara, California, on December 31, 1997.



                                    /s/ WILLIAM J. ALMON
                                    --------------------------------------------
                                    William J. Almon, President



                                    /s/ JUDITH M. O'BRIEN
                                    --------------------------------------------
                                    Judith M. O'Brien, Secretary


                                       -2-